QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
TCF Financial Corporation:

    We consent to the use of our report incorporated herein by reference in the Registration Statement filed on Form S-3 of TCF Financial Corporation of our report dated January 18, 2000.

                      /s/ KPMG LLP

Minneapolis, Minnesota
March 2, 2001

QuickLinks

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS